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                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Independent Accountants" in Amendment No. 1 to the Registration Statement on Form S-3 File No. 33-51837, and related Prospectuses of Lehman Brothers Inc. for the registration of $1.0 billion of senior subordinated debt securities and in the Post-Effective Amendments to the Registration Statements on Form S-3 (File Nos. 33-28381, 33-9541, 33-4694, 2-95523 and 2-83903) and to the incorporation by reference therein of our report dated February 3, 1994, except for Note 2, as to which the date is March 28, 1994 with respect to the consolidated financial statements and schedules of Lehman Brothers Inc. for the years ended December 31, 1993, December 31, 1992, and December 31, 1991 included in its Annual Report (Form 10-K), for the year ended December 31, 1993, filed with the Securities and Exchange Commission.



                                          Ernst & Young



New York, New York


May 17, 1994